                                                                     EXHIBIT 4.4

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                        PACIFIC GAS AND ELECTRIC COMPANY

                                       TO

                       THE FIRST NATIONAL BANK OF CHICAGO
                                    Trustee


                              ____________________


                          FIRST SUPPLEMENTAL INDENTURE

                     Dated as of ___________________, 1995

                                       TO

                                   INDENTURE


                     Dated as of ___________________, 1995


                              ____________________



     _____% Deferrable Interest Subordinated Debentures, Series A, Due 2025


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

          FIRST SUPPLEMENTAL INDENTURE, dated as of _________________, 1995 (the "First Supplemental Indenture"), between Pacific Gas and Electric Company, a California corporation (the "Company"), and The First National Bank of Chicago, a national banking association organized under the laws of the United States, as trustee (the "Trustee") under the Indenture, dated as of _____________________, 1995, between the Company and the Trustee (the "Indenture").

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its subordinated debentures (the "Securities"), such Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered thereunder as provided in the Indenture;

          WHEREAS, PG&E Capital I (the "Series A Trust") may pursuant to the Underwriting Agreement dated ______________, 1995 among the Company, the Series A Trust and the Underwriters named therein issue $________________ (or up to $______________ if the Underwriters' overallotment option is exercised) aggregate liquidation preference of its ___% Cumulative Quarterly Income Preferred Securities, Series A, Due 2025 (the "Series A Preferred Securities") with a liquidation preference of $25 per Series A Preferred Security;

          WHEREAS, the Company is guaranteeing the payment of distributions on the Series A Preferred Securities, and payment of the Redemption Price and payments on liquidation with respect to the Series A Preferred Securities, to the extent provided in the Guarantee Agreement dated _________, 1995, by the Company and The First National Bank of Chicago, as guarantee trustee (the "Guarantee") for the benefit of the holders of the Series A Preferred Securities;

          WHEREAS, the Company wishes to sell to the Series A Trust, and the Series A Trust wishes to purchase from the Company, Series A Securities (as defined below) in an aggregate principal amount equal to $__________________ (or up to $________________ if the Underwriters' overallotment option is exercised), and in satisfaction of the purchase price for such Series A Securities, the trustees of the Series A Trust, on behalf of the Series A Trust, wish to (i) execute and deliver to the Company Common Securities certificates evidencing an ownership interest in the Series A Trust, registered in the name of the Company, in an aggregate amount of _________ (or __________ if the overallotment option is exercised in full) having an aggregate liquidation amount of $_______________ (or $__________________ if the overallotment option is exercised in full) and
(ii) deliver to the Company the sum of $_________________ (or up to $_________ if the overallotment option is exercised in full);

          WHEREAS, the Company has duly authorized the creation of an issue of its ____% Deferrable Interest Subordinated Debentures, Series A (the "Series A Securities"), of substantially the tenor and amount hereinafter set forth and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

          WHEREAS, all things necessary to make the Series A Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Series A Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series A Securities as follows:


                                  ARTICLE ONE

                    General Terms of the Series A Securities

          SECTION 101.  Title; Stated Maturity; Interest.
                        --------------------------------

          There shall be and is hereby authorized a series of Securities known and designated as the "___% Deferrable Interest Subordinated Debentures, Series A, Due 2025" of the Company, limited in aggregate principal amount to $_____. Their Stated Maturity shall be _______, 2025, and they shall bear interest at the rate of ____% per annum, from _____, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing ____, 1995, until the principal thereof is paid or made available for payment. Interest will compound quarterly and will include interest that will accrue at the rate of ____% per annum on any interest installment in arrears after the quarterly payment date therefor to the extent permitted by law. Additional Interest (as defined below), if any, then due on the Securities shall be payable on each Interest Payment Date. The Regular Record Date for the interest payable on any Interest Payment Date shall be the Business Day next preceding such Interest Payment Date, provided that if at any time the Series A Securities are not held by the Trust and are not evidenced by a Global Security, the Regular Record Date shall be the 15th day prior to the Interest Payment Date.

          The Company shall have the right, at any time during the term of the Series A Securities, from time to time to extend the interest payment period for up to 20 consecutive quarters (the "Extension Period") during which period interest will compound quarterly, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest), provided, however, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of the Company's capital stock or any other security of the

Company (including other Securities) ranking pari passu with or junior in
                                             ---- -----
interest to the Series A Securities, except in each case with securities ranking junior in interest to the Series A Securities and except for payments made on any series of Securities upon the Stated Maturity of such Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of the Series A Securities. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Series A Trust and the Trustee notice of its selection of such Extension Period subject to the above requirements at least one Business Day prior to the date the Series A Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date distributions on the Series A Preferred Securities are payable, but in any event not less than one Business Day prior to such record date. The Trustee shall promptly notify the holders of the Series A Preferred Securities of the Company's selection of such an Extension Period.

          The principal of and interest on the Series A Securities shall be payable at the office or agency or designated or maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be
--------  -------
made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. The corporate trust office of the Debenture Trustee in Chicago, Illinois is initialy designated as the Company's sole Paying Agent for payments with respect to the Series A Debentures.

          As used herein, "Additional Interest" means if the Series A Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, such amounts as shall be required so that the net amounts received and retained by the Series A Trust after paying such taxes, duties, assessments or governmental charges shall not be less than the amounts the Series A Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

          SECTION 102.  Redemption.
                        ----------

          At any time on or after _______________, 2000, the Company shall have the right to redeem the Series A Securities, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Series A Securities to be redeemed plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date.

          If a Tax Event or an Investment Company Event shall occur and be continuing, the Company shall have the right, subject to the last sentence of the following paragraph, to redeem the Series A Securities in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date, within 90 days following the occurrence of such Special Event.

          If an order for dissolution of the Series A Trust shall be entered by a court of competent jurisdiction, the Company shall have the right to redeem the Series A Securities in whole but not in part at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date.

          The Company shall not redeem the Series A Securities in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Series A Securities Outstanding for all quarterly interest periods terminating on or prior to the Redemption Date.

          As used herein, "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Securities, there is more than an insubstantial risk that (i) the Series A Trust is, or will be, subject to United States federal income tax with respect to interest received on the Series A Securities, (ii) interest payable by the Depositor on the Series A Securities is not, or will not be, deductible for United States federal income tax purposes or
(iii) the Series A Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          As used herein, "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Series A Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of issuance of the Series A Preferred Securities.

          SECTION 103.  Global Security.
                        ---------------

          If the Series A Trust is not the sole Holder of the Series A Securities, in order to utilize a book-entry-only system for all or any portion of the Series A Securities, all or a portion of the Series A Securities may be issued in the form of one or more fully registered Global Securities for the aggregate principal amount of such Series A Securities (the "Series A Global Securities"), which Series A Global Securities shall be registered in the name of the Depositary selected by the Company or in the name of such Depositary's nominee. Each Series A Global Security shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction.

          If an event described under Clause (2) of Section 305 of the Indenture shall occur, then this Section 103 shall no longer be applicable to the Series A Global Securities and the Company will execute, and the Trustee will authenticate and deliver (subject to receipt of an Officer's Certificate evidencing the Company's determination if the Company has exercised its rights under Clause (2)(C) of Section 305) Series A Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Series A Global Securities in exchange for such Series A Global Securities. Upon the exchange of Series A Global Securities for such Series A Securities in definitive registered form, the Series A Global Securities shall be cancelled by the Trustee. Such Series A Securities in definitive registered form issued in exchange for Series A Global Securities pursuant to this Section 103 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall direct. The Trustee shall deliver such Series A Securities to the Persons in whose names such Series A Securities are so registered.

          Except as provided below, owners solely of beneficial interests in a Series A Global Security shall not be entitled to receive physical delivery of Series A Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

          Members of or participants in the Depositary shall have no rights under this Indenture with respect to any Series A Global Security held on their behalf by the Depositary, and such Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the Holder of such Series A Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its members or participants, the operation of customary practices governing the exercise of the rights of a Holder of any Debenture, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

                                  ARTICLE TWO

                           Form of Series A Security

          The Series A Securities are to be in substantially the following form:

                      [FORM OF FACE OF SERIES A SECURITY]

                        PACIFIC GAS AND ELECTRIC COMPANY

   ..........................................................................

No. .........                                            $ ........

          PACIFIC GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of California (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to......................................
 ........., or registered assigns, the principal sum of ........................
 .............. Dollars on ..............................................., and
to pay interest thereon from ............. or from the most recent Interest
Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) on each March 31, June 30, September
30 and December 31 in each year, commencing ........., 1995, at the rate of
 ....% per annum, plus Additional Interest, if any, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The Company shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of this Security for up to 20 consecutive quarters (an "Extension Period"), during which periods interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (together with any Additional Interest); provided that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of the Company's capital stock or any other security of the Company (including other Securities) ranking pari passu with or junior in
                                                    ---- -----
interest to this Security, except in each case with securities ranking junior in interest to this Security and except for payments made on any series of Securities under the Indenture upon the Stated Maturity of such Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the date the Series A Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date distributions on the Series A Preferred Securities are payable, but in any event not less than one Business Day prior to such record date.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                              PACIFIC GAS AND ELECTRIC COMPANY


                              By..............................


Attest:


 ........................

                     [FORM OF REVERSE OF SERIES A SECURITY]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ..............., 1995, as supplemented by a First Supplemental Indenture, dated as of __________, 1995 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $.............

          At any time on or after _________, 2000, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. If a Tax Event or an Investment Company Event (each as defined in the Indenture) shall occur and be continuing, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If the Securities are only partially redeemed by the Company, the Securities will be redeemed pro rata, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S. dollars ($25) or any integral multiple thereof) of the principal amount of any Security.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture of each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                 ARTICLE THREE

                            Miscellaneous Provisions

          SECTION 301. Definitions of Terms.
                       --------------------

          Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Security otherwise clearly required by the context hereof or thereof, all terms used herein that are defined in the Indenture shall have the meanings assigned to them therein.

          SECTION 302. Ratification of Indenture.
                       -------------------------

          The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          SECTION 303  Recitals.  The recitals herein contained are made by the
                       --------
Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 304.  Counterparts.  This First Supplemental Indenture may be
                        ------------
executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                              PACIFIC GAS AND ELECTRIC COMPANY



                              By _______________________________


Attest:


___________________________
Secretary


                              THE FIRST NATIONAL BANK OF CHICAGO
                               as Trustee



                              By ________________________________



Attest: ___________________